UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 9, 2011

KULICKE AND SOFFA INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

6 Serangoon North, Avenue 5, #03-16, Singapore	554910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000

N/A
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Severance Pay Plan

On August 9, 2011, the Management Development and Compensation Committee (the “Committee”) of the Board of Directors of Kulicke and Soffa Industries, Inc. (the “Company”) adopted the Kulicke and Soffa Industries, Inc. Executive Severance Pay Plan (the “Executive Plan”).  The Executive Plan applies to those Company officers who have been proposed by management to participate in the Executive Plan and approved to participate in the Executive Plan by the Committee.  The officers include Bruno Guilmart, President and Chief Executive Officer, and Jonathan H. Chou, Senior Vice President, Chief Financial Officer and Principal Accounting Officer, among others.  The Executive Plan does not apply to those officers covered under the Company’s Officer Severance Pay Plan (described below) or those covered under a separate severance arrangement with the Company.

The Executive Plan generally provides for severance payments and benefits to covered officers whose employment is terminated by the Company without “Cause” and to any covered officer who terminates his or her employment for “Good Reason,” as these terms are defined in the Executive Plan.  The severance payments and benefits under the Executive Plan are as follows:

•
six months of the officer’s base salary in effect on the last day of the officer’s employment, provided however, if the officer enters into a general release in favor of the Company, the Company will instead pay the following:

o	24 months base salary in the case of the chief executive officer;
o	18 months base salary in the case of the chief financial officer; and
o	12 months base salary in the case of all other officers;

•	continuation of medical, prescription drug, dental, and vision benefits, including for covered dependents, for the number of months severance is paid at the same contribution rate as active employees;

•
continuation of eligibility to participate in the Company’s life insurance program for a maximum of six months after the last day of the officer’s employment if permitted by the life insurance provider; and

•	incentive awards and/or bonuses and equity compensation in accordance with the applicable plans.

Severance payments will be paid for the specified number of months on regularly scheduled pay dates beginning within 60 days following the officer’s termination date.  If the officer is subject to United States income tax, severance payments will be paid as follows: (i) on the first business day following the six month anniversary of the officer’s last day of employment, the officer will receive a lump sum payment equal to six months base salary and (ii) thereafter, the officer will receive any remaining severance payments in accordance with such officer’s regularly scheduled pay dates.

Under the Executive Plan, the Company will not pay any severance payment or benefit to an officer terminated by the Company in connection with a divestiture of a business if the officer receives an offer of employment from the purchaser (or an affiliate of the purchaser) which includes targeted annual cash compensation of at least 90% of the officer’s targeted annual cash compensation at the Company on the last day of employment.  For purposes of this calculation, the Company targeted annual cash compensation does not include any special bonus or other amount payable or paid to the officer in connection with the disposition of the divested business.  In addition, the officers are subject to noncompetition and nonsolicitation provisions which if breached will permit the Company to discontinue severance payments.

The foregoing summary of the Executive Plan is qualified in its entirety by reference to the actual terms of the Executive Plan, attached hereto as Exhibit 10.1.

Officer Severance Pay Plan

On August 9, 2011, the Committee approved an amendment and restatement of the Company’s Officer Severance Pay Plan (the “Officer Plan”) to continue to provide severance benefits to three officers who are currently covered under this plan and who are not covered under the Company’s Executive Plan.  The officers continuing to receive benefits under the Officer Plan include Charles Salmons, a named executive officer.  The severance and other benefits provided to these officers remain unchanged.  The foregoing summary of the Officer Plan is qualified in its entirety by reference to the actual terms of the Officer Plan, attached hereto as Exhibit 10.2.

Change of Control Agreement

On August 9, 2011, the Committee approved a new form of Change of Control Agreement (the “Agreement”) to be entered into with its executive officers, including Mr. Guilmart and Mr. Chou.  The Company will also use the Agreement to replace the existing change of control agreements the Company previously entered into with Mr. Salmons and certain other officers upon the expiration of such agreements in March 2012.

The Agreement provides for benefits in the event of the termination of an officer’s employment under special circumstances following a change of control.  Under the Agreement, a “Change of Control” includes: (i) an acquisition of voting securities by any person after which such person has beneficial ownership of 50% or more of the voting power of the Company’s outstanding voting securities; (ii) an acquisition of all or substantially all of the assets of the Company; (iii) when the individuals who, at the beginning of a 24-month period, were members of the Company’s board of directors, cease for any reason to constitute at least a majority of the original board of directors (unless the election, or nomination for election by the shareholders, of any new director was approved by a vote of at least 75 percent of the original board of directors); or (iv) a consummation by the Company of a merger, consolidation or share exchange, as a result of which the shareholders immediately before the event will not hold a majority of the voting power immediately after such event.

An officer who is a party to an Agreement and whose employment is terminated by the Company for any reason other than cause, or by the officer for good reason as provided for in the Agreement, within 18 months after a Change of Control, will receive the following payments and benefits:

•
termination pay equal to the benefit multiple assigned to the officer times the sum of the officer’s annual base salary and certain incentives (the “Benefit Amount”), provided, any Benefit Amount may be reduced to $10 less than the amount which would subject the officer to excise tax with respect to such payment under Section 4999 of the Internal Revenue Code (the “Code”) or would make payment thereof non-deductible by the Company under Section 280G of the Code;

•
continuation of medical, prescription drug, dental, and vision benefits for the number of months for which the Benefit Amount is payable for the officer, officer’s spouse and dependent children at the same premium rate as in effect prior to the officer’s termination date;

•
continuation of eligibility to participate in the Company’s life insurance program for a maximum of six months after the last day of the officer’s employment if permitted by the life insurance provider; and

•	equity compensation in accordance with the applicable plans.

The benefit multiple and number of months of payment for executive officers are:

Position	Benefits Multiple	Number of Months
chief executive officer	2x	24
chief financial officer	1.5x	18
other executive officers	1x	12

Payment of the full Benefit Amount is subject to the officer entering into a general release in favor of the Company.  If the officer does not enter into a general release, the officer will only be entitled to six months of any Benefit Amount.

The Benefit Amount will be paid for the specified number of months on regularly scheduled pay dates beginning within 60 days following the officer’s termination date.  If the officer is subject to United States income tax, the Benefit Amount will be paid as follows: (i) on the first business day following the six month anniversary of the officer’s last day of employment, the officer will receive a lump sum payment equal to six months of the Benefit Amount and (ii) thereafter, the officer will receive any remaining Benefit Amount in accordance with such officer’s regularly scheduled pay dates for the officer’s specified number of months.

If the officer is terminated upon a Change of Control, the officer is only entitled to the Benefit Amount under the Agreement and not pursuant to any other severance pay plan or similar program.  In addition, under the Agreement, the officers are subject to certain confidentiality provisions.

The foregoing summary of the Agreement is qualified in its entirety by reference to the actual terms of the Agreement, the form of which is attached hereto as Exhibit 10.3.

Item 9.01           Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Kulicke and Soffa Industries, Inc. Executive Severance Pay Plan.

10.2	Kulicke and Soffa Industries, Inc. Officer Severance Pay Plan.

10.3	Form of Change of Control Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 12, 2011	KULICKE AND SOFFA INDUSTRIES, INC.

	By:	/s/ Jonathan H. Chou
	Name:	Jonathan H. Chou
	Title:	Senior Vice President, Chief Financial Officer
and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Kulicke and Soffa Industries, Inc. Executive Severance Pay Plan.

10.2	Kulicke and Soffa Industries, Inc. Officer Severance Pay Plan.

10.3	Form of Change of Control Agreement.